EXHIBIT (C)(7)
Proprietary & Confidential Presentation to Special Committee of the Board of Directors Preliminary Analysis Subject to Revision 9 October 2006

Proprietary & Confidential Table of Contents I.Executive Summary II.Valuation Analysis III.Appendix “Wachovia Securities” is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member NASD, NYSE and SIPC. Mezzanine capital, private equity, municipal securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. 1| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary

Proprietary & Confidential Executive Summary Agenda •We plan to address several important issues that the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of TAMPA will need to consider a potential response to the updated BOSTON offer, including the following: -The most salient aspects of the updated BOSTON offer received on October 4th. -BOSTON’s updated offer in context of pertinent valuation analyses. -The various options the Committee can take in responding to BOSTON. -The benefits and risks of proposed BOSTON transaction versus recapitalization alternative. 3| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary Situation Overview •In June, BOSTON began a dialogue with management to consider a possible acquisition of the Company through a going private transaction. •Several interactions have occurred between the Company and BOSTON professionals: -6/16/06 — Initial meeting between management and BOSTON. -6/18/06 — Submitted list of initial due diligence questions covering the following topics. -Late June — Conference calls held with management covering operational and marketing questions. -Early July — Management meets with BOSTON and certain lenders to discuss financing of potential going private transaction. -8/08/06 — Company receives an offer of $37.50 per share which the Board rejected as inadequate. -8/18/06 — Company receives a revised offer of $38.50 per share. At the Board meeting, the Board determined to form a Special Committee to evaluate the revised offer. -9/15/06 — Wachovia reviews BOSTON’s offer with Special Committee. The Committee does not find the offer compelling relative to other alternatives and thus rejects the offer. -9/26/06 — BOSTON meets with management, Wachovia and Special Committee counsel to discuss diligence items and management’s most recent outlook for the Company. -9/26/06 — 10/2/06 — Through Wachovia and Special Committee counsel, management responds to BOSTON’s additional due diligence requests. -9/29/06 and 10/1/06 — Through Wachovia, management conducts conference calls with BOSTON to clarify certain aspects of diligence provided. -First week of October — Wachovia receives verbal indication of a $39.50 per share offer and Wachovia indicates that if Boston has additional value to offer, it should enhance its offer further. -10/4/06 — Special Committee receives an updated offer of $40.00 per share. 4| Wachovia Securities Mergers & Acquisitions

Executive Summary

Proprietary & Confidential

Summary of Second Updated Offer (Received October 4th, 2006)

- Significant deal terms include the following:
  - $40.00 per share in cash.
  - Proposal structured as a merger.
  - Limited closing conditions.
    - Diligence largely completed.
- BOSTON also provided commitment letters and term sheets from the combined financing source (Bank of America and Deutsche Bank), dated October 4th.

BOSTON Offer Calculation	
(In millions, except per share data)	
Offer Price per share	$40.00
Implied Diluted share count	75.5
Equity Purchase	$3,019.0
Plus: TAMPA's Est. Net Debt as of 3/31/07	196.0
Enterprise Value	$3,215.0
Plus: Capital Expenditures Account	100.0
Plus: Fees	100.0
Transaction Value	$3,415.0
Unadjusted 2006(E) EBITDA Multiple ($326)	9.9x
Adjusted 2006(E) EBITDA Multiple ($381)	8.4x

Sources and Uses of Funds - Analysis of BOSTON's Offer (New)

($ in millions)

Uses of Cash		Sources of Cash				
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 2006E EBITDAR	Interest Rates
Purchase of Equity	$3,019.0	Senior Secured Debt	$1,100.0	32.2%	4.0x	L + 3.00%
Debt Retirement	196.0	Senior Bridge	800.0	23.4%	5.6x	L + 5.75%
Cash Overfund	100.0	RealCo / PropCo Bridge	530.0	15.5%	6.7x	L + 5.75%
Fees and Expenses	100.0	Sponsor Equity	985.0	28.8%		
Total	$3,415.0	Total	$3,415.0	100.0%		

5 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary TAMPA Stock Price $40.00 $37.50 10/3/06 $32.48 $35.00 4 8/17/06 Stock Price $32.50$30.00 8/7/063 $30.00$28.40 1 2 $27.50 $25.00 8/1/2006 8/12/2006 8/23/2006 9/3/2006 9/14/2006 9/25/2006 10/6/2006 Receipt of first offer Receipt of financing Receipt of revised Receipt of updated 1234 of $37.50commitments for first offeroffer of $38.50offer of $40.00 6| Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis

Proprietary & Confidential Valuation Analysis TAMPA Summary Financials — Management Plan •Wachovia has relied upon the updated Management Plan for our valuation analysis, though it is important to note that BOSTON has indicated that it has sensitized management’s projections for internal discussions and with lending sources. Historical and Projected Financial Summary — Management’s Plan ($ in thousands, except per share data)FYE December 31, Projected Fiscal Year Ending December 31, CAGR 200420052006EFY 2007FY 2008FY 2009FY 2010FY 2011’06 — ‘11 Total Revenue$3,201,750 $3,601,666 $3,900,521$4,231,096 $4,424,324 $4,801,669 $5,204,829 $5,609,2287.5% Total Revenue Growthn/a12.5%8.3%8.5%4.6%8.5%8.4%7.8% Adjusted EBITDAR (1)447,002491,213485,239550,176621,976677,675751,536808,993 Adjusted EBITDAR Margin EBITDA356,341359,300325,518399,903476,683532,191600,947653,536 15.0% EBITDA Margin11.1%10.0%8.3%9.5%10.8%11.1%11.5%11.7% Adjusted EBITDA (1) (2)369,361395,770380,831440,968506,965552,687616,482664,034 11.8% Adjusted EBITDA Margin11.5%11.0%9.8%10.4%11.5%11.5%11.8%11.8% Adjusted EPS (1) (2)$2.07$1.87$1.62$1.96$2.56$2.97$3.47$3.84 18.8% Adjusted EPS Growthn/a(9.7%)(13.1%)21.2%30.4%15.8%17.0%10.6% Free Cash Flow77,15498,739129,494167,952222,456 Source: TAMPA management. (1) Adjustments for EBITDA and net income are different as outlined in the Appendix. (2) Includes other assets, partner deposits, deferred rent, other liabilities, PEP-related expenses, minority interest contributions, restricted stock and FAS 123R. (3) Based on 8x rent convention. 8| Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

TAMPA Summary Financials – Management Plan

- BOSTON, through Wachovia, has updated management estimates for the full year 2006 operating performance on September 25, 2006.
- The updated projections reflected 2006(E) EBITDA of $380.8 million (as compared to $383.3 million in management forecast of 9/12/06), which was driven by higher operating expenses at Concept 1 and Concept 2 and partially offset by a higher revenue forecast at both concepts.

	Management Plan			
2006(E)	As of 9/12/06	As of 9/25/06	Difference	Notes
Revenue	$3,892.4	$3,900.5	$8.1	Driven by Concept 1 and Concept 2
Gross Profit	2,495.6	2,504.5	9.0	
Other Operating Expenses	2,129.2	2,140.4	11.2	Increase at Concept 1 and Concept 2
SG&A	188.2	188.7	0.6	Increase at Concept 2 and Corporate
EBIT	178.2	175.4	(2.8)	
Plus: D&A	149.7	150.1	0.4	
EBITDA	327.8	325.5	(2.3)	
Plus: Adjustments	55.4	55.3	(0.1)	
Adj. EBITDA	$383.3	$380.8	($2.4)	

9 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Comparable Public Company Analysis ($ in millions, except per share data)Two Year Stock Price Chart 140 •Over the past twelve months, the Company’s Comparables +35.7% share price has traded below both its peer 120 PriceS&P 500 set and the broader market index. Indexed 100+18.9% -Over the past two years, the Company’s 80TAMPA stock price has traded down 20% versus (19.6%) a 36% gain for the peer index.60 Oct-04 Feb-05 Jun-05 Oct-05 Feb-06 Jun-06 •Underperforming store comps and TAMPAComparable Companies Index *S&P 500 Index struggling growth brands have contributed to the negative investor perception of the Source: FactSet. * Comparable Companies Index includes APPB, DRI, EAT, LNY, RARE and RI. Company. % of 52 Enterprise EV /LTM CY07 (E) 2007 (E) Company NameTicker Price (1) Week High Value (2) EBITDAP/E PEG Ratio -The Company trades at a discount to its peers at 7.9x versus 8.6x EV/EBITDA, Darden Restaurants, Inc.DRI $44.09 99.2% $7,087.9 9.2x 17.7x 142.5% Brinker International, Inc.EAT 41.51 96.2% 3,905.8 7.9x 15.4x 108.7% respectively.Ruby Tuesday, Inc.RI 29.91 90.7% 2,095.5 8.9x 16.3x 107.3% Applebee’s International, Inc. APPB 22.72 85.8% 1,885.6 8.7x 17.3x 115.2% RARE Hospitality, Inc.RARE 31.68 90.9% 1,100.2 8.7x 17.4x 96.6% Landry’s Restaurants, Inc.LNY 31.58 87.0% 1,490.6 8.3x 13.8x 105.9% Mean:91.6% $2,927.6 8.6x 16.3x 112.7% Median:90.8% $1,990.5 8.7x 16.8x 108.0% Company$33.47 69.3% $2,787.8 7.9x 18.8x 125.2% Revised BOSTON Offer (3)$40.009.8x Footnotes: (1) Prices and earnings estimates obtained from the CapitalIQ on 10/06/06. (2) Market value of equity plus net debt. (3) Based on an Enterprise Value of $3,215 million and LTM 9/30 Unadjusted EBITDA of $328.1 million. 10| Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparable Acquisitions

($ in millions, except per share data)

- Transactions in the casual dining segment have yielded median EV/EBITDA multiples of approximately 7.2x over the past four years.
- There are limited comparable restaurant transactions of similar size to the Company.
- The detailed comparable transactions are displayed in the Appendix.

Casual Dining	Income Statement Data			Valuation Data		
	LTM Sales	LTM EBITDA	EBITDA Margin	Enterprise Value [1]	EV/ LTM Sales	EV/ LTM EBITDA
Mean	$312.9	$29.9	10.1%	$213.6	0.7x	7.2x
Median	262.6	23.5	10.4%	167.3	0.7x	6.6x

Other Restaurants	Income Statement Data			Valuation Data		
	LTM Sales	LTM EBITDA	EBITDA Margin	Enterprise Value [1]	EV/ LTM Sales	EV/ LTM EBITDA
Mean	$709.5	$46.9	14.2%	$478.1	1.1x	8.1x
Median	231.9	32.3	14.4%	265.0	1.0x	7.4x

Revised BOSTON Offer - EV to Adjusted 9/30 LTM EBITDA	8.3x
Revised BOSTON Offer - EV to Unadjusted 9/30 LTM EBITDA	9.8x

(1) Market value of equity plus net debt.

11 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Premiums Paid Analysis

Median Premiums Paid
Less than $10 billion and Greater than $1 billion from 1/1/02 to Present

	1 Day Prior	7 Days Prior	4 Weeks Prior
225 Public Company Transactions	20.2%	21.1%	24.6%
- 42 Go Private Transactions	19.7%	22.8%	23.8%
- 9 Retail Go Privates Transactions	20.0%	21.6%	20.7%
Implied Premium of BOSTON $40.00 Offer	20.0%	26.1%	26.5%

Range of 4-week Premiums Paid
Less than $10 billion and Greater than $1 billion from 1/1/02 to Present


Total Number of Remaining Public Sales
Total Number of Go Privates
Number of Retail Go Privates
Number of Deals
0
10
20
30
40
50
60
70
28
60
50
46
22
19
<10%
10-20%
20-30%
30-40%
40-50%
>50%
Premium 4 Weeks Prior to Announcement Date

Source: SDC Platinum.

12 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Premiums Paid Analysis

- The updated BOSTON offer of $40.00 per share represents a 20.4% premium over the prior day's closing price as of October 4th and a 23.3% premium over the 30-day average share price.
- Applying the median premium paid for the 225 recent public transactions of 20% to the prior day's closing share price of $33.23, yields a price of $39.94 per share.

Purchase Price Premiums							
Enterprise Value			$2,789,020	$3,032,067	$3,214,125	$3,396,182	$3,578,240
LTM 9/30/06 Unadjusted EBITDA multiple ($328.1 million)			8.5x	9.2x	9.8x	10.4x	10.9x
LTM 9/30/06 Adjusted EBITDA multiple ($385.4 million)			7.2x	7.9x	8.3x	8.8x	9.3x
2006(E) Unadjusted EBITDA multiple ($325.5 million)			8.6x	9.3x	9.9x	10.4x	11.0x
2006(E) Adjusted EBITDA multiple ($380.8 million)			7.3x	8.0x	8.4x	8.9x	9.4x
Implied Offer Price			$33.33	$36.00	$38.00	$40.00	$42.00
Stock Price	52-Week Low	$27.37	21.8%	31.5%	38.8%	46.1%	53.5%
	30-Day Avg	$32.44	2.7%	11.0%	17.1%	23.3%	29.5%
	90-Day Avg	$31.05	7.3%	15.9%	22.4%	28.8%	35.3%
	10/6/06 Current	$33.33	0.0%	8.0%	14.0%	20.0%	26.0%
	365-Day Avg	$38.00	(12.3%)	(5.3%)	0.0%	5.3%	10.5%
	52-Week High	$46.62	(28.5%)	(22.8%)	(18.5%)	(14.2%)	(9.9%)
	All-Time High	$50.55	(34.1%)	(28.8%)	(24.8%)	(20.9%)	(16.9%)

15 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Comparison of Operating Models — Management Plan •As of 9/25/06, the Management Plan projections have been updated by management. The differences in the underlying model assumptions and projected operating performance are summarized below. -Management Plan Adjusted EBITDA projections are higher in earlier years. -Updated plan includes an additional average annual comp at Concept 1 of 0.7% driven by refurbish expenditures Comparison of Management Plans ($ in millions)‘07-’11 200620072008200920102011CAGR Revenue Updated Management Plan$3,901$4,231$4,424$4,802$5,205$5,6097.3% 9/12 Management Plan3,8924,2064,5334,8895,2635,6467.6% Difference (Updated vs. 9/12)$9$25($109)($87)($58)($37) Adj. EBITDA Updated Management Plan$381$441$507$553$617$66410.8% 9/12 Management Plan38341648755661666212.3% Difference (Updated vs. 9/12)($2)$25$20($3)$1$2 Total CapEx (Including Refurb) Updated Management Plan$290$201$215$225$233$212 9/12 Management PlanN/A207218252265199 Difference (Updated vs. 9/12)N/A($6)($2)($27)($32)$13 Refurbish Program Updated Management PlanN/A$15$33$33$33$13 9/12 Management PlanN/A153560650 Difference (Updated vs. 9/12)N/A($0)($2)($27)($32)$13 Net New Units Updated Management Plan122949095100100 9/12 Management Plan129959095100100 Difference (Updated vs. 9/12)(7)(1)0000 14| Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparison of Operating Models – Downside Scenario

- On 9/25/06, management also provided an updated view on a downside scenario. The differences in the underlying model assumptions and projected operating performance are summarized below.
  - Downside scenario Adjusted EBITDA projections are lower in later years.
  - Downside scenario assumes no additional comp increase at Concept 1 and that refurbish program is discontinued after 2008.

Comparison of Downside Scenarios

($ in millions)	2006	2007	2008	2009	2010	2011	'07-'11 CAGR
Revenue							
Updated Downside Scenario	$3,901	$4,173	$4,324	$4,656	$5,005	$5,362	6.5%
9/12 Downside Scenario	3,892	4,179	4,477	4,810	5,160	5,519	7.2%
Difference (Updated vs. 9/12)	$8	($6)	($153)	($154)	($156)	($157)	
Adj. EBITDA							
Updated Downside Scenario	$381	$407	$454	$505	$559	$601	10.2%
9/12 Downside Scenario	383	409	464	521	576	618	10.9%
Difference (Updated vs. 9/12)	($2)	($1)	($10)	($16)	($17)	($18)	
Total CapEx (including Refurb)							
Updated Downside Scenario	$290	$201	$215	$192	$200	$199	
9/12 Downside Scenario	N/A	207	218	252	265	199	
Difference (Updated vs. 9/12)	N/A	($6)	($2)	($60)	($65)	($0)	
Refurbish Program							
Updated Downside Scenario	N/A	$15	$33	$0	$0	$0	
9/12 Downside Scenario	N/A	15	35	60	65	0	
Difference (Updated vs. 9/12)	N/A	($0)	($2)	($60)	($65)	$0	
Net New Units							
Updated Downside Scenario	122	94	90	95	100	100	
9/12 Downside Scenario	129	95	90	95	100	100	
Difference (Updated vs. 9/12)	(7)	(1)	0	0	0	0	

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Valuation Analysis

Proprietary & Confidential

LBO Analysis

- Preliminary LBO analysis is based on the following assumptions:
  - Total leverage of 6.4x 12/31/06 EBITDA of $380.8 million; Adjusted leverage of 6.7x 2006(E) EBITDAR based on BOSTON's proposed capital structure.
- Downside scenario has the following differences from Management Plan:
  - Concept #1 comps reduced in 2007 – 2011, Concept #2 comps reduced in 2007 & 2008, Concept #1 margin reduction, and no refurbishment expenditure in 2009 and beyond (and no resulting benefit resulting from this program over this period).

Management Plan

		IRRs[1]		
Implied Price/Share		$37.48	$40.00	$42.53
Premium to Curr. Price		12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple		9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple		8.1x	8.6x	9.1x
Exit Multiple	7.6x	26.7%	21.5%	17.4%
	8.1x	29.4%	24.1%	19.9%
	8.6x	31.9%	26.5%	22.2%

(1) Assumes Adjusted Leverage of 6.7x.

Downside Scenario

		IRRs[1]		
Implied Price/Share		$37.48	$40.00	$42.53
Premium to Curr. Price		12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple		9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple		8.1x	8.6x	9.1x
Exit Multiple	7.1x	17.6%	12.8%	9.0%
	7.6x	20.9%	15.9%	12.0%
	8.1x	23.8%	18.8%	14.7%

(1) Assumes Adjusted Leverage of 6.7x.

Sources and Uses of Funds - For Illustrative Purposes Assumes 8.6x EBITDA Multiple.

($ in thousands)

Uses of Cash		Sources of Cash			
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 2006(E) EBITDAR
Purchase of Equity	$3,019,265	Total Debt	$2,430,000	70.7%	6.7x
Debt Retirement	279,816	Sponsor Equity	1,009,081	29.3%	
Fees and Expenses	100,000				
Restricted Capital Expenditures	100,000				
Less: Excess Cash	60,000				
Total	$3,439,081	Total	$3,439,081	100.0%	

*Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense)*

16 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Discounted Cash Flow Analysis

($ in millions, except per share data)

- A range of share prices for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples.
  - Highly sensitive to assumptions – projections, discount rate, terminal value.
- Under the Management Plan, the DCF analysis yields a terminal value as a percent of total of approximately 72% to 81%.
- For the down side scenario, the DCF analysis yields a terminal value as a percent of total of approximately 71% to 81%.

Management Plan

		Price Per Share Free Cash Flow Growth After 2011 1.50%	2.00%	2.50%
WACC	9.0%	$44.83	$47.79	$51.21
	9.5%	41.77	44.32	47.24
	10.0%	39.08	41.30	43.82

		Price Per Share Multiple of 2011 EBITDA 6.5x	7.0x	7.5x
WACC	9.0%	$44.47	$47.26	$50.04
	9.5%	43.65	46.37	49.10
	10.0%	42.85	45.52	48.18

Downside Scenario

		Price Per Share Free Cash Flow Growth After 2011 1.50%	2.00%	2.50%
WACC	9.0%	$39.24	$41.86	$44.87
	9.5%	36.55	38.81	41.38
	10.0%	34.19	36.15	38.38

		Price Per Share Multiple of 2011 EBITDA 6.0x	6.5x	7.0x
WACC	9.0%	$37.33	$39.85	$42.37
	9.5%	36.65	39.11	41.58
	10.0%	35.99	38.39	40.80

17 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Shareholder Analysis Total Shares Outstanding: 74.4 MM 25,000100.0% 28.6%100.0% # of days to turn: 86 26.1% 87.6% Thousands 20,00080.0% 21.9% 76.6% 15,00060.0% in 50.5% 12.4% Volume 10,00040.0% 11.0% 28.6% 5,00020.0% 00.0% $27.00 — $29.49$29.50 — $31.99$32.00 — $34.49$34.50 — $36.99$37.00 — $39.49 Floating Shares: 66.9 MM 25,000100.0% 33.4%89.4%100.0%100.0% # of days to turn: 80 30.4% Thousands 20,00080.0% 25.6% 15,00060.0% in 59.0% Volume 10,00040.0% 10.6% 33.4% 5,00020.0% 0.0% 00.0% $27.00 — $29.49$29.50 — $31.99$32.00 — $34.49$34.50 — $36.99$37.00 — $39.49 Source: Capital IQ as of 10/4/2006. 18| Wachovia Securities Mergers & Acquisitions

Proprietary & ConfidentialValuation AnalysisSummary of Recap AlternativeFuture Share Price Comparison•If the Company achieves the earningsRecapestimates implied in the base case, aStatus Quo (1)Management Plan (2)Downside(3)recapitalization could create additional2009(P) EPS$2.97$3.43$2.83shareholder value by reducing overall cost ofForward P/E Multitple16.0x16.0x14.0xImplied 2008 Share Price$47.49$54.90$39.66 capital and increasing EPS.Theoretical Present Value (4)-100% credit to management plan could10.0% Discount Rate$39.25$45.37$32.789.0% Discount Rate$39.97$46.21$33.38potentially yield a present value of futurestock price of $45.37 to $46.21 per shareEquity Investor Return Hurdle15.0% Discount Rate$35.91$41.51$29.99under base case scenario.12.5% Discount Rate$37.52$43.38$31.3410.0% Discount Rate$39.25$45.37$32.78•If store performance continues to decline and(1)Based on EPS as pro vided in management’s base case plan.the Company achieves earnings in line with(2)Assumes repurchase of 15 million shares at $34.00 per share, based on operating performanceas provided in management’s base case plan.the downside case, a recapitalization would(3)Assumes repurchase of 15 million shares at $34.00 per share, based on operating performancehave a more muted impact on shareholderas provided in management’s downside plan.(4)Future share price estimates discounted to 12/31/06 assuming a cost of equity range of 9% to 10%.value.-A downside scenario could potentiallyyield a present value of future stock priceof $32.78 to $33.38 per share.•The Board’s confidence in management’s ability to execute the Management Plan and realize objectives atthe growth concepts need to be carefully considered.19|Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix

Proprietary & ConfidentialAppendixComparable Acquisitions($ in millions, except per share data)Income Statement DataValuation DataLatest Twelve MonthsEBITDAEnterpriseEV/EV/Target CompanyAcquiring CompanyTransaction DateSalesEBITDAMarginValue 1SalesEBITDACheddar’s, Inc.Catterton PartnersANNOUNCED$245.0N/AN/AN/MN/MN/ALone Star Steakhouse and SaloonLone Star FundsANNOUNCED677.6$45.96.8%$566.10.8x12.3xRe al Mex Restaurants, IncSun Capital Partners, Inc.ANNOUNCED549.957.610.5%359.00.7x6.2xRyan’s Restaurant Group Inc.Buffets IncANNOUNCED822.598.912.0%832.11.0x8.4xMain Street Restaurant GroupBriad Main Street, Inc.June 29, 2006243.618.27.5%143.60.6x7.9xDave & Buster’s, Inc.Wellspring CapitalMarch 8, 2006453.663.113.9%359.90.8x5.7xFox & Hound Restaurant GroupNewcastle Partners and Steel PartnersFebruary 24, 2006164.722.113.4%164.61.0x7.5xWorl dwide Restaurant ConceptsPacific Equity PartnersSeptember 22, 2005359.524.56.8%201.40.6x8.2xThe Restaurant CompanyCastle Harlan, Inc.September 21, 2005341.342.712.5%245.00.7x5.7xWhistle Junction /EACO Corp.Banner Buffets LLCJuly 1, 2005N/AN/AN/A30.0N/MN/MQuality DiningManagementApril 13, 2005239.523.09.6%116.10.5x5.1xElmer’s RestaurantsManagementMarch 11, 200533.42.98.8%16.90.5x5.7xChevy’sReal Mex RestaurantsJanuary 11, 2005N/AN/ AN/A86.1N/MN/MUno Restaurant Holdings CorpCentre PartnersJanuary 6, 2005300.635.411.8%208.10.7x5.9xMimi’s CaféBob EvansJuly 7, 2004252.619.07.5%182.00.7x9.6xGarden Fresh Restaurant Corp.Fairmont CapitalMarch 10, 2004220.524.711.2%131.60.6x5.3xChevys Inc.Consolidated Restaurant Cos.June 16, 2003320.020.06.3%120.00.4x6.0xNinety-Nine Restaurants, Inc.O’Charley’s, Inc.January 27, 2003196.427.213.8%147.30.8x5.4xSaltgrass Steak Hou seLandry’s Restaurants, Inc.October 1, 2002100.013.013.0%75.00.8x5.8xSanta Barbara Restaurant Group, Inc.CKE Restaurants, Inc.March 1, 200291.28.69.4%71.00.8x8.2xMean:$311.8$32.210.3%$213.50.7x7.0xMedian:248.824.510.5%147.30.7x6.0xJamba JuiceServices Acquisition CorpANNOUNCED243.3N/AN/A265.01.1xN/AChecker’s RestaurantsWellspring CapitalJune 20, 2006187.225.013.4%194.21.0x7.8xDunkin’ BrandsBain / Carlyle / TH LeeFebruary 2, 2006 4,800.0188.03.9%2,425.00.5x12.9xEl Pollo LocoTrimaran Capital PartnersNovember 21, 2005225.337.816.8%529.22.3x14.0xSchlotsky’sBobby Cox CompaniesJanuary 10, 200553.8(6.9)N/M79.31.5xN/MChurch’s ChickenArcapita Inc.December 26, 2004258.5N/AN/A382.21.5xN/ACinnabonRoark Capital GroupNovember 4, 200441.86.014.4%21.00.5x3.5xCompany AFinancial InvestorJuly 1, 2004243.846.619.1%340.01.4x7.3xMorton’s Restaurant Group, Inc.Castle Harlan , Inc.July 25, 2002231.921.89.4%168.50.7x7.7xMean:$698.4$45.512.8%$489.41.2x8.9xMedian:231.925.013.9%265.01.1x7.7x(1)Market value of equity plus net debt.21|Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

TAMPA Key Assumptions – Management's Plan

Assumptions Summary

	Projected Fiscal Year Ending December 31,					
	2006P	2007P	2008P	2009P	2010P	2011P
Net New Units						
Concept 1	16	16	10	10	10	10
Concept 2	23	25	20	20	20	20
Concept 3	29	12	15	20	25	25
Concept 4	28	22	25	26	29	31
Concept 5	6	9	8	8	5	5
Concept 6	3	1	3	3	3	2
Concept 7	14	7	0	0	0	0
Concept 8	2	1	4	3	3	2
Concept 9	1	1	5	5	5	5
Total Net New Units	122	94	90	95	100	100
Comparable Store Sales						
Concept 1	(2.9%)	(0.9%)	1.4%	2.9%	3.2%	2.8%
Concept 2	(8.0%)	0.0%	1.0%	1.0%	1.0%	1.0%
Concept 3	(1.6%)	(1.0%)	1.0%	1.0%	1.0%	1.0%
Concept 4	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 5	3.7%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 6	0.2%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 7	(2.2%)	1.0%	-	-	-	-
Concept 8	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 9	n/a	n/a	1.0%	1.0%	1.0%	1.0%
Margins						
Cost of Goods Sold	35.8%	35.1%	34.8%	34.7%	34.7%	34.6%
Labor	25.0%	24.8%	24.6%	24.6%	24.6%	24.7%
Operating	20.0%	20.3%	20.0%	20.0%	19.8%	19.8%
Rent	2.7%	2.6%	2.6%	2.6%	2.6%	2.6%
Distribution	1.9%	1.9%	2.0%	2.0%	2.0%	2.0%
Partner Buyout	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
General & Administrative	4.8%	4.7%	4.6%	4.4%	4.3%	4.2%
Comparable Store Sales Leverage	0.0%	0.1%	(0.2%)	(0.3%)	(0.3%)	(0.3%)
Partner Equity Program Expense	1.1%	0.8%	0.7%	0.6%	0.6%	0.6%
Long Term Incentive Plan	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & Amortization	3.9%	3.9%	3.9%	3.8%	3.8%	3.8%

Source: TAMPA management.

22 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

TAMPA Key Assumptions – Management's Downside Scenario

Assumptions Summary

	Projected Fiscal Year Ending December 31,					
	2006P	2007P	2008P	2009P	2010P	2011P
Net New Units						
Concept 1	16	16	10	10	10	10
Concept 2	23	25	20	20	20	20
Concept 3	29	12	15	20	25	25
Concept 4	28	22	25	26	29	31
Concept 5	6	9	8	8	5	5
Concept 6	3	1	3	3	3	2
Concept 7	14	7	0	0	0	0
Concept 8	2	1	4	3	3	2
Concept 9	1	1	5	5	5	5
Total Net New Units	122	94	90	95	100	100
Comparable Store Sales						
Concept 1	(2.9%)	(3.0%)	0.0%	1.0%	1.0%	1.0%
Concept 2	(8.0%)	0.0%	0.0%	1.0%	1.0%	1.0%
Concept 3	(1.6%)	(3.0%)	0.0%	1.0%	1.0%	1.0%
Concept 4	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 5	3.7%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 6	0.2%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 7	(2.2%)	1.0%	-	-	-	-
Concept 8	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 9	n/a	n/a	1.0%	1.0%	1.0%	1.0%
Margins						
Cost of Goods Sold	35.8%	35.4%	35.4%	35.1%	35.0%	34.9%
Labor	25.0%	24.9%	24.7%	24.7%	24.8%	24.8%
Operating	20.0%	20.3%	20.0%	20.0%	19.7%	19.7%
Rent	2.7%	2.6%	2.7%	2.7%	2.7%	2.7%
Distribution	1.9%	1.9%	2.0%	2.0%	2.0%	2.0%
Partner Buyout	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
General & Administrative	4.8%	4.7%	4.6%	4.5%	4.4%	4.3%
Comparable Store Sales Leverage	0.0%	0.3%	(0.0%)	(0.2%)	(0.1%)	(0.1%)
Partner Equity Program Expense	1.1%	0.8%	0.7%	0.6%	0.6%	0.6%
Long Term Incentive Plan	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & Amortization	3.9%	4.0%	4.0%	3.9%	3.9%	3.8%

Source: TAMPA management.

23 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

LBO Analysis

- Preliminary LBO analysis is based on the following assumptions:
  - Total leverage of 6.4x 12/31/06 EBITDA of $380.8 million; Adjusted leverage of 6.7x 2006(E) EBITDAR based on BOSTON's proposed capital structure.
- Downside scenario has the following differences from Management Plan:
  - Concept #1 comps reduced in 2007 – 2011, Concept #2 comps reduced in 2007 & 2008, Concept #1 margin reduction, and no refurbishment expenditure in 2009 and beyond (and no resulting benefit resulting from this program over this period).

Management Plan

		IRRs(2)		
Implied Price/Share		$37.48	$40.00	$42.53
Premium to Curr. Price		12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple		9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple		8.1x	8.6x	9.1x
Total Adj. Leverage	6.2x	25.3%	21.3%	17.9%
	6.5x	27.2%	22.6%	18.8%
	6.7x	29.4%	24.1%	19.9%

(2) Assumes an Exit Multiple of 8.6x.

Downside Scenario

		IRRs(2)		
Implied Price/Share		$37.48	$40.00	$42.53
Premium to Curr. Price		12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple		9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple		8.1x	8.6x	9.1x
Total Adj. Leverage	6.2x	18.0%	14.2%	11.0%
	6.5x	19.3%	15.0%	11.4%
	6.7x	20.9%	15.9%	12.0%

(2) Assumes an Exit Multiple of 7.6x.

Sources and Uses of Funds - For Illustrative Purposes Assumes 8.6x EBITDA Multiple.

($ in thousands)

Uses of Cash		Sources of Cash			
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 2006(E) EBITDAR
Purchase of Equity	$3,019,265	Total Debt	$2,430,000	70.7%	6.7x
Debt Retirement	279,816	Sponsor Equity	1,009,081	29.3%	
Fees and Expenses	100,000				
Restricted Capital Expenditures	100,000				
Less: Excess Cash	60,000				
Total	$3,439,081	Total	$3,439,081	100.0%	

*Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense)*

24 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

Discounted Cash Flow Analysis

($ in millions, except per share data)

- A range of share prices for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples.
  - Highly sensitive to assumptions – projections, discount rate, terminal value.

Management Plan

		Enterprise Value – Free Cash Flow Growth After 2011		
		1.50%	2.00%	2.50%
WACC	9.0%	$3,759	$3,988	$4,253
	9.5%	3,522	3,720	3,945
	10.0%	3,314	3,486	3,681

		Enterprise Value – Multiple of 2011 EBITDA		
		6.5x	7.0x	7.5x
WACC	9.0%	$3,731	$3,947	$4,162
	9.5%	3,668	3,878	4,089
	10.0%	3,606	3,812	4,018

Downside Scenario

		Enterprise Value – Free Cash Flow Growth After 2011		
		1.50%	2.00%	2.50%
WACC	9.0%	$3,327	$3,529	$3,762
	9.5%	3,119	3,293	3,492
	10.0%	2,936	3,088	3,260

		Enterprise Value – Multiple of 2011 EBITDA		
		6.0x	6.5x	7.0x
WACC	9.0%	$3,179	$3,374	$3,569
	9.5%	3,126	3,317	3,507
	10.0%	3,075	3,261	3,447

25 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

Potential Results of Management's Operating Plan

Projected TAMPA Market Statistics - Management's Plan

($ in millions, except per share data)

Base Case Plan

	Fiscal Year Ending December 31,									
	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x
Forward PEG	123.3%	74.4%	85.0%	95.7%	74.4%	85.0%	95.7%	74.4%	85.0%	95.7%
Adjusted EPS [1]	$1.87	$1.62	$1.62	$1.62	$1.96	$1.96	$1.96	$2.56	$2.56	$2.56
EV / Adjusted EBITDA [1]	8.3x	6.2x	7.0x	7.8x	6.6x	7.5x	8.4x	6.4x	7.3x	8.1x
Implied Stock Price	$41.61	$27.51	$31.44	$35.37	$35.87	$40.99	$46.12	$41.55	$47.49	$53.42
Appreciation [2]	n/a	(17.5%)	(5.7%)	6.1%	7.6%	23.0%	38.4%	24.7%	42.5%	60.3%

Downside Plan

	Fiscal Year Ending December 31,									
	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x
Forward PEG	123.3%	78.2%	91.2%	104.3%	78.2%	91.2%	104.3%	78.2%	91.2%	104.3%
Adjusted EPS [1]	$1.87	$1.62	$1.62	$1.62	$1.66	$1.66	$1.66	$2.07	$2.07	$2.07
EV / Adjusted EBITDA [1]	8.3x	4.8x	5.4x	6.1x	5.2x	6.0x	6.7x	5.4x	6.3x	7.1x
Implied Stock Price	$41.61	$19.89	$23.21	$26.52	$24.87	$29.02	$33.16	$30.38	$35.45	$40.51
Appreciation [2]	n/a	(40.3%)	(30.4%)	(20.4%)	(25.4%)	(12.9%)	(0.5%)	(8.8%)	6.3%	21.5%

Note: Median peer group forward P/E is 16.9x. OSI current forward P/E is 18.7x based on consensus EPS of $1.78 for 2007.

[1] Adjustments outlined in the Appendix.

[2] Appreciation based on October 6, 2005 stock price of $33.33.

TAMPA Valuation Metrics [1]

	Forward P/E	PEG
Current	18.7x	129.1%
5 Year Average	15.0x	100.4%

[1] Based on 2007 calendar year EPS of $1.78 and a 14.5% growth rate (consensus estimates from CapIQ).

26 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential

Appendix

Potential Value Creation – 15.0 Million Share Repurchase at a $34 Clearing Price

Projected TAMPA Market Statistics - Term Loan Recapitalization

($ in millions, except per share data)

Base Case Plan

	Fiscal Year Ending December 31,									
	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x
Forward PEG	123.3%	58.4%	66.7%	75.1%	58.4%	66.7%	75.1%	58.4%	66.7%	75.1%
Discount to Management Plan PEG	*n/a*	*16.0%*	*18.3%*	*20.6%*	*16.0%*	*18.3%*	*20.6%*	*16.0%*	*18.3%*	*20.6%*
Adjusted EPS [1]	$1.87	$1.62	$1.62	$1.62	$2.01	$2.01	$2.01	$2.85	$2.85	$2.85
EV / Adjusted EBITDA [1]	8.3x	6.7x	7.3x	7.9x	7.5x	8.2x	9.0x	7.2x	8.0x	8.9x
Implied Stock Price	$41.61	$28.11	$32.13	$36.14	$39.91	$45.62	$51.32	$48.04	$54.90	$61.76
Appreciation vs. Management Plan	*n/a*	*2.2%*	*2.2%*	*2.2%*	*11.3%*	*11.3%*	*11.3%*	*15.6%*	*15.6%*	*15.6%*

Downside Plan

	Fiscal Year Ending December 31,									
	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x
Forward PEG	123.3%	60.6%	70.7%	80.8%	60.6%	70.7%	80.8%	60.6%	70.7%	80.8%
Discount to Management Plan PEG	*n/a*	*17.6%*	*20.5%*	*23.4%*	*17.6%*	*20.5%*	*23.4%*	*17.6%*	*20.5%*	*23.4%*
Adjusted EPS [1]	$1.87	$1.62	$1.62	$1.62	$1.61	$1.61	$1.61	$2.19	$2.19	$2.19
EV / Adjusted EBITDA [1]	8.3x	5.3x	5.8x	6.3x	6.2x	6.8x	7.5x	6.4x	7.1x	7.9x
Implied Stock Price	$41.61	$19.38	$22.61	$25.84	$26.33	$30.72	$35.11	$33.99	$39.66	$45.32
Appreciation vs. Management Plan	*n/a*	*(2.6%)*	*(2.6%)*	*(2.6%)*	*5.9%*	*5.9%*	*5.9%*	*11.9%*	*11.9%*	*11.9%*

Note: Median peer group forward P/E is 16.9x. OSI current forward P/E is 18.7x based on consensus EPS of $1.78 for 2007.

[1] Adjustments outlined in the Appendix.

TAMPA Valuation Metrics [1]

	Forward P/E	PEG
Current	18.7x	129.1%
5 Year Average	15.0x	100.4%

[1] Based on 2007 calendar year EPS of $1.78 and a 14.5% growth rate (consensus estimates from CapIQ).

27 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

VALUATION FLOOR – DOWNSIDE CASE

- In the downside scenario, TAMPA valuation would likely be supported by its real estate value.

REAL ESTATE BIFURCATION VALUATION ANALYSIS

($ in millions, except per share data)

	2007P			2008P		
Forward P/E	13.0x	14.0x	15.0x	13.0x	14.0x	15.0x
Forward PEG	65.7%	70.7%	75.8%	65.7%	70.7%	75.8%
Adjusted Net Income [1]	$96.4	$96.4	$96.4	$126.9	$126.9	$126.9
EPS	$1.61	$1.61	$1.61	$2.19	$2.19	$2.19
Implied Share Price	$28.52	$30.72	$32.91	$36.83	$39.66	$42.49
Equity Value	$1,649.2	$1,776.1	$1,903.0	$2,129.2	$2,293.0	$2,456.8
Net Debt	917.3	917.3	917.3	852.1	852.1	852.1
Minority Interest	35.3	35.3	35.3	32.4	32.4	32.4
Enterprise Value	$2,601.8	$2,728.7	$2,855.5	$3,013.7	$3,177.4	$3,341.2
EV / Adjusted EBITDA [1]	6.4x	6.7x	7.0x	6.6x	7.0x	7.4x
Real Estate Value (SLB transaction)	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6	$1,169.6
Implied Op Co Value	$1,432.2	$1,559.0	$1,685.9	$1,844.0	$2,007.8	$2,171.6
Implied Op Co EV/EBITDA	4.5x	4.9x	5.3x	5.0x	5.5x	5.9x
Adjusted EBITDA	$407.5	$407.5	$407.5	$454.3	$454.3	$454.3
SLB Adjustment [2]	86.7	86.7	86.7	86.7	86.7	86.7
Op Co EBITDA (PF for SLB)	$320.8	$320.8	$320.8	$367.6	$367.6	$367.6

[1] *Adjustments outlined in the Appendix.*

[2] *Assumes 8.0% cap rate on owned properties and 8.5% cap rate on land leased properties.*

18 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

EBITDA Adjustments Detail

Management Plan's GAAP EBITDAR and EBITDA	2004	2005	LTM 9/30/06	2006P	2007P	2008P	2009P	2010P	2011P
GAAP EBITDA	$356,341	$359,300	$328,063	$325,518	$399,903	$476,683	$532,191	$600,947	$653,536
Rent	77,641	95,443	104,408	104,408	109,209	115,010	124,988	135,054	144,959
GAAP EBITDAR	433,982	454,743	432,471	429,926	509,112	591,693	657,180	736,001	798,495
Management Plan's Leverage and M&A Adjusted EBITDAR and EBITDA									
Adjustments:									
Hurricanes	$4,631	$4,101	$1,689	n/a	n/a	n/a	n/a	n/a	n/a
Asset Impairments	2,394	26,995	5,203	3,034	n/a	n/a	n/a	n/a	n/a
Partner Buyout [1]	5,995	5,374	6,124	6,746	7,460	7,885	8,685	9,539	10,417
Partner Equity Program									
PEP Conversion	n/a	n/a	21,938	25,716	8,336	2,812	636	53	n/a
Ongoing PEP	n/a	n/a	13,704	19,073	26,722	27,437	29,103	30,882	32,718
Total Partner Equity Program	n/a	n/a	35,643	44,788	35,058	30,249	29,739	30,935	32,718
Long Term Incentive Plan	n/a	n/a	500	500	3,043	3,608	4,194	4,845	5,850
PEP / Long Term Incentive Plan Funding	n/a	n/a	(6,300)	(20,100)	(23,597)	(30,060)	(38,123)	(45,184)	(55,387)
Options / 123R	n/a	n/a	7,300	9,359	7,500	5,900	2,000	n/a	n/a
Restricted Stock	n/a	n/a	7,200	10,985	11,600	12,700	14,000	15,400	16,900
Total Adjustments	13,020	36,470	57,359	55,313	41,064	30,283	20,495	15,536	10,498
Adjusted EBITDA	369,361	395,770	385,422	380,831	440,968	506,965	552,687	616,482	664,034
Adjusted EBITDAR	447,002	491,213	489,830	485,239	550,176	621,976	677,675	751,536	808,993

Source: TAMPA management.

29 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix Institutional Momentum Analysis (Excluding Index Investors) Type ofChange from VolumeVolumeVolume Institutions Investor9/30/20056/30/2006Change3/31/2006 Change12/31/2005 Change9/30/2005 Capital Research & Management CompanyValue(8,500)7,999,000(12,000)8,011,000-8,011,0003,5008,007,500 Jennison Associates, L.L.C.Growth5,000,0005,000,000 2,558,8002,441,200 2,441,200—Lord Abbett & Co.Value4,075,0004,075,000 2,278,1331,796,867 1,796,867—J.P. Morgan Investment Management Inc. GARP(1,187,582)3,000,000 (1,155,756)4,155,756 (242,597)4,398,353 210,7714,187,582 Pirate Capital, L.L.C. Value2,500,0002,500,000 1,245,2001,254,800 1,254,800—Fidelity Management & ResearchGARP (3,518,616)2,250,000 (1,432,290)3,682,290 (2,410,590)6,092,880 324,2645,768,616 Boston Company Asset Mgmt., L.L.C. Value1,639,5852,000,000 1,137,390862,610 676,240186,370 (174,045)360,415 Morgan Stanley Investment ManagementValue1,038,0002,000,000491,2721,508,728 680,260828,468 (133,532)962,000 Plaza Investment Advisors, Inc.GARP-1,818,800-1,818,800-1,818,800-1,818,800 Bessemer Trust Company, N.A. (US)Growth185,5671,700,000482,5121,217,488 (136,122)1,353,610 (160,823)1,514,433 AIM Management Group, Inc.Grow th(170,262)1,700,000 (904,808)2,604,808 (616,626)3,221,434 1,351,1721,870,262 Fenimore Asset Management, Inc.Value150,0381,500,000(3,687)1,503,687(85,925)1,589,612 239,6501,349,962 American Century Investment Management Inc.Growth(588,660)1,200,700116,4691,084,231 (463,437)1,547,668 (241,692)1,789,360 Mercantile Safe Deposit & Trust Value1,000,0001,000,000256,676743,324 539,634203,690 203,690-Eaton Vance Management, Inc.Growth(406,961)1,000,000 (259,161)1,259,161 (147,800)1,406,961-1,406,961 Van Kampen Investments, Inc.Growth908,900975,000411,938563,062 424,062139,00072,90066,100 Columbia Management Advisors, Inc.Value331,078825,000127,460697,540 104,059593,48199,559493,922 Perry Capital, L.L.C.Growth825,000825,000277,500547,500 547,500—C. S. McKee & Company, Inc.Value(576,225)800,000 (864,200)1,664,200 200,7751,463,42587,2001,376,225 T. Rowe Price AssociatesGARP(1,430,940)800,000 (1,172,201)1,972,201 (359,029)2,331,230 100,2902,230,940 GLG Partners, L.P.Growth700,000700,000700,000—Wood As set ManagementGARP150,777600,00020,029579,97116,849563,122 113,899449,223 Evergreen Investment ManagementGARP51,345600,00029,270570,730 113,703457,027(91,628)548,655 Fort Washington Investment Advisors, Inc.GARP8,000550,0006,483543,5179,521533,996(8,004)542,000 Teacher Retirement System of TexasGARP46,483533,48332,483501,000-501,00014,000487,000 Top 25 Institutional Holders10,722,02745,951,98341,584,47137,241,12735,229,956 % of Total Institutions84.7%92.0%91.4%92.3% Total Institutional Ownership54,233,98345,201,68040,761,99638,189,395 Source: TAMPA management. Holdings as of 6/21 — 6/27/06. 30| Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

Summary of Second Updated Offer

- BOSTON informed Wachovia that the updated offer differed from the prior offer with regards to the treatment of options and restricted stock.
  - The offer submitted August 18, 2006 assumed the exercise of all options outstanding and all restricted stock.
  - The second updated offer assumes only vested options and restricted stock, resulting in a lower fully-diluted share count.
  - BOSTON indicated it will roll over unvested equity.

BOSTON Offer Calculation - Summary of Diluted Share Count

	August 18th Offer	October 4th Offer	Difference	Comments
Offer Price	$38.50	$40.00	$1.50	
Diluted In-the-money Options Outstanding [1]	2.649	0.986	(1.662)	Update offer assumes only vested options.
Restricted Stock Outstanding	1.124	0.053	(1.071)	Update offer assumes only vested restricted stock.
	3.773	1.039	(2.734)	
Basic Share Count	74.435	74.435	0.000	
Fully Diluted Share Count	78.208	75.474	(2.734)	
Equity Value	$3,011	$3,019	$8	

[1] Assumes treasury method.

31 | Wachovia Securities Mergers & Acquisitions